Exhibit No. 99

                            WFMBS MORTGAGE LOAN POOL
                20-YEAR THROUGH 30-YEAR 10/1 CMT INTERMEDIATE ARM
                         RELO & NON-RELOCATION MORTGAGES
                               WFMBS SERIES 2004-O
                            POOL PROFILE (6/15/2004)

                                          10/1 POOL              Tolerance
                                     --------------------   --------------------
AGGREGATE PRINCIPAL BALANCE                 $700,000,000             (+/- 7.00%)

MORTGAGE LOAN CUTOFF DATE                       1-Jul-04                     N/A
INTEREST RATE RANGE                      3.000% - 6.500%                     N/A
GROSS WAC                                          5.151%         (+ / - 15 bps)
WEIGHTED AVERAGE SERVICE FEE                    25.0 bps
MASTER SERVICING FEE                             1.0 bps on Securitization only
WAM (in months)                                      359          (+/- 3 months)

WALTV                                                 64%          (maximum +7%)

CALIFORNIA PERCENT                                    52%          (maximum +7%)
SINGLE LARGEST ZIP CODE PERCENT                        1%          (maximum +3%)

AVERAGE LOAN BALANCE                            $533,086      (maximum +$50,000)
LARGEST INDIVIDUAL LOAN BALANCE               $1,697,861    (maximum $1,800,000)

CASH OUT REFINANCE PERCENT                             9%          (maximum +7%)

PRIMARY RESIDENCE PERCENT                             95%          (minimum -7%)

SINGLE FAMILY DETACHED PERCENT                        88%          (minimum -7%)

FULL DOCUMENTATION PERCENT                            52%          (minimum -7%)

WA FICO                                              741            (minimum -7)

UNINSURED > 80% LTV PERCENT                            0%          (maximum +5%)

RELOCATION PERCENT                                  10.1%          (minimum -3%)

GROSS MARGIN                                       2.750%          (+ / - 7 bps)

GROSS LIFECAP                                     10.151%         (+ / - 15 bps)

WA MONTHS TO NEXT ROLL                               119        (+ / - 5 months)

INTEREST ONLY PERCENT                                  0%          (maximum +7%)

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
     MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT. SUCH INFORMATION
         SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS.

(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

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                            WFMBS MORTGAGE LOAN POOL
                20-YEAR THROUGH 30-YEAR 10/1 CMT INTERMEDIATE ARM
                         RELO & NON-RELOCATION MORTGAGES
                               WFMBS SERIES 2004-O
                               PRICING INFORMATION
                            POOL PROFILE (6/15/2004)

COLLATERAL                 All Mortgage Loans will Index off the One Year CMT.

                           None of the Mortgage Loans have a convertibility feature.

                           Each Mortgage Loan has a 5% Initial Rate Cap & 2% for each Adjustment thereafter.

                           Each Mortgage Loan has a 5% Lifetime Rate Cap.

RATING AGENCIES            TBD by Wells Fargo

PASS THRU RATE             Net WAC or Ratio Stripped/Variable

STRUCTURE                  TO CONFORM TO WFMBS 2002-B or 2004-C EXCEPT AS NOTED
                           BELOW

                           (Call WF Structured Finance at the number below for details)

AAA STRUCTURE DUE DATE     6-Jul-04

                           Structures received or changes to structures past the due date will incur a $10,000 fee.

PRICING DATE

SETTLEMENT DATE            23-Jul-04

ASSUMED SUB LEVELS                                           AGG Assumed Levels
Levels and Rating Agencies for                         AAA          2.40%
2004-O to be determined by                              AA          1.00%
Wells Fargo                                              A          0.60%
These levels are for bid purposes only.                BBB          0.40%
They are not a trade stipulation.                       BB          0.20%
Any change in actual levels will not result              B          0.10%
in price changes.

                                          Note: AAA Class will be rated by two
                                          rating agencies. AA through B Classes
                                          will be rated by one rating agency.
                                          Additional tranche ratings will be
                                          paid for by the underwriter.

NOTE: Please note the following specifics of the 2004-O structure:

Class A Optimal Amt: Class A PP% of Net Liquidation Proceeds for a Liquidated
Loan

Class A PP% Shift Test Failure - Look back to last determination date for calc'd Class A PP%

No Floating Rate Interest-Only Strips will be described as Fixed Rate (Normalized I/Os)

* This Security may contain Pledged Asset Loans, Buydown Loans, and Manufactured Homes.

                                                    Brad Davis (301) 846-8009
WFMBS CONTACTS                                      Gretchen Leff (301) 846-8356
                                                    Mike Miller (301) 815-6397

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                            WFASC Denomination Policy

                                          Minimum       Physical     Book Entry
Type and Description of Certificates    Denomination  Certificates  Certificates
--------------------------------------  ------------  ------------  ------------
                                           (1)(4)

Class A

PAC, TAC, Scheduled, Accrual,
Sequential, Floaters, NAS, Non-complex
components (subject to reasonable
prepayment support)                       $25,000       Allowed       Allowed

Companion classes for PAC, TAC,
Scheduled Classes                         $100,000      Allowed       Allowed

Inverse Floater (Including Leveraged),
PO, Subclasses of the Class A that
provide credit protection to the Class
A, Complex multi-component
certificates                              $100,000      Allowed       Allowed

Notional and Nominal Face IO                (2)         Allowed       Allowed

Residual Certificates                       (3)         Required    Not Allowed

All other types of Class A
Certificates                                (5)           (5)           (5)

Class B (Investment Grade)                $100,000      Allowed       Allowed

Class B (Non-Investment Grade)            $250,000      Required    Not Allowed

(1) WFASC reserves the right to cause certain certificates to be issued in denominations greater than outlined above or in a definitive form to mitigate the risk of a security with complicated cash-flow characteristics being made available to an unsophisticated investor.

(2) IO Certificates will be issued in minimum denominations that ensure a minimum purchase price of $100,000.

(3)   100% percentage interest for non-economic residuals.

(4) Retail Classes will be analyzed and approved on a case-by-case basis by WFASC. (WFASC does not issue Companion Classes for PAC/TAC/Scheduled Classes in $1000 denominations.)

(5)   Underwriter must obtain WFASC's approval.